CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated September 27, 2016, relating to the statements of assets and liabilities of Cognios Large Cap Value Fund and Cognios Large Cap Growth Fund, each a series of M3Sixty Funds Trust, as of September 23, 2016, and to the references to our firm under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

COHEN & COMPANY, LTD.
Cleveland, Ohio
September 27, 2016